Exhibit 5.1

August 13, 2021

Alleghany Corporation

1411 Broadway, 34th Floor

New York, New York 10018

Re: Alleghany Corporation – Senior Notes Offering

Ladies and Gentlemen:

We have acted as counsel to Alleghany Corporation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2051 (the “Securities”) to be issued under the Indenture, dated as of September 20, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of August 13, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). On August 10, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) relating to the sale by the Company to the Underwriters of the Securities. The Underwriting Agreement, the Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)    the registration statement on Form S-3 (File No. 333-238047) of the Company relating to the Securities and other debt securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on May 6, 2020, as amended pursuant to the Post-Effective Amendment No. 1, dated August 10, 2021 (the “Post-Effective Amendment”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as amended by the Post-Effective Amendment, being hereinafter referred to as the “Registration Statement”);

(ii)    an executed copy of the Underwriting Agreement;

August 13, 2021

(iii)    executed copies of the global certificates evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery (the “Note Certificates”)

(iv)    an executed copy of the Base Indenture;

(v)    a copy of the First Supplemental Indenture, dated September 20, 2010, between the Company and the Trustee, including the form of the Company’s 5.625% Senior due 2020, as filed as Exhibit 4.2 to the Company’s Current Report on 8-K filed on September 20, 2010;

(vi)    a copy of the Second Supplemental Indenture, dated June 26, 2012, between the Company and the Trustee, including the form of the Company’s 4.950% Senior Notes due 2022, as filed as Exhibit 4.1 to the Company’s Current Report on 8-K filed on June 26, 2012;

(vii)    a copy of the Third Supplemental Indenture, dated September 9, 2014, between the Company and the Trustee, including the form of the Company’s 4.90% Senior Notes due 2044, as filed as Exhibit 4.1 to the Company’s Current Report on 8-K filed on September 9, 2014;

(viii)    a copy of the Fourth Supplemental Indenture, dated May 18, 2020, between the Company and the Trustee, including the form of the Company’s 3.625% Senior Notes due 2030, as filed as Exhibit 4.1 to the Company’s Current Report on 8-K filed on May 18, 2020;

(ix)    the Form T-1 of the Trustee filed with the Commission as an exhibit to the Registration Statement;

(x)    an executed copy of the Supplemental Indenture;

(xi)    an executed copy of a certificate of Christopher K. Dalrymple, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(xii)    a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware and as in effect on the date hereof, certified pursuant to the Secretary’s Certificate;

(xiii)    a copy of the Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(xiv)    copies of certain resolutions of the Board of Directors of the Company adopted on May 5, 2020 and certain resolutions of the Debt Committee thereof adopted on May 6, 2020 and August 10, 2021, certified pursuant to the Secretary’s Certificate; and

(xv)    copies of certain resolutions of the Board of Directors of the Company adopted on August 5, 2021 and certain resolutions of the Debt Committee thereof adopted on August 10, 2021 approving the pricing terms of the Securities, certified pursuant to the Secretary’s Certificate.

August 13, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In addition, in rendering the opinions stated herein, we have assumed that (a) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and (b) the Trustee’s certificates of authentication of the Note Certificates will have been manually or electronically signed by one of the Trustee’s authorized officers.

In rendering the opinions set forth below, we have assumed that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture, (iii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (v) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Note Certificates have been duly authorized and executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinions stated herein are subject to the following qualifications:

August 13, 2021

(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(d)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

The foregoing opinion is limited solely to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement dated August 10, 2021 and filed with the Commission. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ OLSHAN FROME WOLOSKY LLP

OLSHAN FROME WOLOSKY LLP